First M&F Corp. Investor Information

CONTACT:	John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

July 18, 2008

FOR IMMEDIATE RELEASE

First M&F Corp. reports a loss but fortifies balance sheet

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today that net income for the quarter ended June 30, 2008 was a loss of $.466 million, or $(.05) basic and diluted earnings per share, compared to $3.535 million, or $.39 basic and diluted earnings per share for the second quarter of 2007. Excluding the $5 million extraordinary loan loss provision announced June 20, the Company earned $2.669 million, or $.29 for the quarter.

For the second quarter of 2008 the annualized return on assets excluding the effect of the extraordinary provision was .66%, while return on equity was 7.45%. Comparatively, the return on assets for the second quarter of 2007 was .92%, with a return on equity of 10.69%.

Hugh Potts, Jr., Chairman and CEO commented, “As previously reported on June 20th, an extraordinary provision of $5 million was made to the allowance for possible loan loss. This was a recognition of both the economic and market impact on primarily our residential construction and development portfolio. It was also a precautionary action reflecting the uncertainty in the economy, sales and values of finished projects. We believe this provision to be adequate and reasonable. Regular quarterly provisions have also increased, reflecting the increased risk in our portfolio as the economy continues to drag. These increases in the provision return the reserve to levels more in line with historic levels than to recent lower levels while the economy was growing and real estate values were climbing. This higher level of reserves bolsters the strength of the balance sheet while still leaving a strong capital position.”

Mr. Potts further commented, “The core earnings of the company exclusive of the special provision was almost $2.7 million for the quarter which, while lower than the same period a year ago due to higher regular quarterly provisioning, margin compression and higher non-interest expenses, still reflects a promising earnings stream.”

Net Interest Income

Reported net interest income was down by 3.1% compared to the second quarter of 2007, with the net interest margin decreasing to 3.73% on a tax equivalent basis in the second quarter of 2008 as compared to 4.00% in the second quarter of 2007. The significant contributor to the decrease in net interest income year over year was the erosion in spreads as prime dropped through the third and fourth quarters of 2007 and the first quarter of 2008. The net interest margin for the first quarter of 2008 was 3.66% as compared to 3.83% for the fourth quarter of 2007 and 3.94% for the third quarter of 2007. The margin did improve in the second quarter of 2008 as deposit repricing opportunities widened spreads. Loan yields decreased to 6.85% in the second quarter of 2008 from 7.88% in the second quarter of 2007. Loan yields also decreased from the first quarter of 2008 to the second quarter as the prime rate dropped through the first and second quarters. Average loans were $1.194 billion for the second quarter of 2008 as compared to $1.213 billion for the first quarter of 2008 and $1.122 billion during the second quarter of 2007. Loans decreased by $11 million in the second quarter of 2008 and fell by $13.3 million in the first quarter. Mr. Potts stated further, “Loan volume has declined during the year and each quarter. This is a reflection of economic activity and certain credits moving out of the bank or paying off as planned. We believe this fortifies and bolsters the balance sheet.”

Deposit costs decreased in the second quarter of 2008 from the first quarter of 2008 and from the second quarter of 2007, in response to the overall fall in rates as the higher rate environment through much of 2007 gave way to Fed rate cuts in late 2007 and early 2008. Deposit costs were 2.99% in the second quarter of 2008 as compared to 3.53% in the second quarter of 2007. Deposits fell by $45.2 million during the second quarter of 2008, including $20 million in brokered certificates of deposit with the remaining decrease in higher priced retail certificates offset by healthy growth in demand deposits. Management plans to continue to focus on core deposit growth for 2008 to encourage relationship-driven deposits as a stable source of low cost funding. Mr. Potts added, “Deposits have remained steady with slight growth over last year. More expensive funding sources and deposits have been allowed to exit. Our focus on core deposits has significantly increased this lower cost funding source.”

Loans as a percentage of assets were 73.90% at June 30, 2008 as compared to 72.38% at June 30, 2007 and 73.74% at December 31, 2007. Loans grew by 4.21% since the second quarter of 2007 while deposits grew by 4.64%.

Non-interest Income

Non-interest income, excluding securities transactions, for the second quarter of 2008 grew by 6.95% compared to the second quarter of 2007, with deposit-related income up 8.60%. Insurance agency commissions were up by 2.88%.

A major part of non-interest income is from deposit sources. Deposit revenues continue to be supported by debit card fee income, which increased by 23.45% in the second quarter of 2008 over 2007, while overdraft fee income increased by 7.22%.

Non-interest Expenses

Non-interest expenses were up by 7.12% in the second quarter of 2008 as compared to the second quarter of 2007 largely due to increases in de novo branches, Other Real Estate losses, debit card fraud and robberies. Salaries and benefits were flat year over year.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the second quarter of 2008 were .46% as compared to .30% for the same period in 2007. Non-accrual and 90-day past due loans as a percent of total loans were 1.27% at the end of the second quarter of 2008 as compared to .55% at the end of the 2007 quarter. The allowance for loan losses as a percentage of loans was 1.58% at June 30, 2008 as compared to 1.31% at June 30, 2007, reflecting increased provisioning. The provision for loan losses increased to $6.08 million in the second quarter of 2008 from $.630 million in the second quarter of 2007 due to increased quarterly provisions and an extraordinary $5 million provision in June, 2008. The increased provision expense was a reaction to continued distress in real estate markets, and in construction and development loans in particular, as sales of existing inventory continued to slow. Mr. Potts commented, “With regard to underwriting, standards have been tightened and exceptions have been reduced. Concentration risks are being managed down.”

Balance Sheet

Total assets at June 30, 2008 were $1.617 billion as compared to $1.654 billion at the end of 2007 and $1.585 billion at June 30, 2007. Total loans were $1.195 billion compared to $1.219 billion at the end of 2007 and $1.147 billion at June 30, 2007. Deposits were $1.268 billion compared to $1.262 billion at the end of 2007 and $1.212 billion at June 30, 2007. Total capital was $139.373 million, or $ 15.38 in book value per share at June 30, 2008. Mr. Potts further added, “Capital levels are strong. By all measures the capital of First M&F remains solid and adequate to support reasonable growth and to absorb the effects of a real estate market in the doldrums and related credit issues.”

Growth

In June 2007 the Company opened a full-service banking location in Cordova, Tennessee, the fourth branch in the Memphis metro market. Mr. Potts added in closing, “With regard to growth, M&F remains engaged in pursuing business opportunities which serve our communities and the companies and individuals that serve as the engines of economic growth throughout our service area. We realize the combination of real estate declines and economic slowdown have affected First M&F. We believe the negative reaction by the market, or over-reaction, to the financial services sector is unwarranted as prudent underwriting and the gradual work out of residential inventories will eventually show the sector to be healthy and vibrant. We remain focused on service, risk management, building core funding, improving profits and the value proposition of increasing shareholder value."

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	June 30	December 31	June 30
	2008	2007	2007
Cash and due from banks	52,983	54,240	47,966
Interest bearing bank balances	1,378	3,480	19,390
Federal funds sold	-	2,000	-
Securities available for sale (cost of
$238,072, $236,575 and $237,571 )	236,936	237,138	235,290
Loans held for sale	6,327	5,571	6,659

Loans	1,195,202	1,219,435	1,146,879
Allowance for loan losses	18,901	14,217	15,059
Net loans	1,176,301	1,205,218	1,131,820

Bank premises and equipment	45,022	45,545	42,920
Accrued interest receivable	11,031	12,434	12,499
Other real estate	6,545	6,232	3,652
Goodwill	32,572	32,572	32,572
Other intangible assets	7,369	7,612	7,807
Other assets	40,891	41,709	44,132
Total assets	1,617,355	1,653,751	1,584,707

Non-interest bearing deposits	187,145	191,206	187,604
Interest bearing deposits	1,081,232	1,071,249	1,024,556
Total deposits	1,268,377	1,262,455	1,212,160

Federal funds and repurchase agreements	17,945	9,676	12,877
Other borrowings	152,367	201,312	186,762
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	3,523	5,151	4,219
Other liabilities	4,824	4,131	5,141
Total liabilities	1,477,964	1,513,653	1,452,087

Noncontrolling interest in subsidiaries	18	18	19

Common stock, 9,060,080, 9,067,580 and 9,061,080
shares issued & outstanding	45,300	45,338	45,305
Additional paid-in capital	30,395	30,475	30,389
Nonvested restricted stock awards	743	643	507
Retained earnings	64,683	64,395	59,412
Accumulated other comprehensive income	(1,748)	(771)	(3,012)
Total equity	139,373	140,080	132,601
Total liabilities & equity	1,617,355	1,653,751	1,584,707

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Interest and fees on loans	20,330	22,065	42,485	43,284
Interest on loans held for sale	98	136	195	248
Taxable investments	2,357	2,367	4,714	4,851
Tax exempt investments	546	447	1,053	909
Federal funds sold	46	56	134	68
Interest bearing bank balances	28	54	105	97
Total interest income	23,405	25,125	48,686	49,457

Interest on deposits	8,149	8,848	17,870	17,519
Interest on fed funds and repurchase agreements	101	149	161	337
Interest on other borrowings	1,563	2,114	3,439	4,084
Interest on subordinated debt	492	492	989	988
Total interest expense	10,305	11,603	22,459	22,928

Net interest income	13,100	13,522	26,227	26,529
Provision for possible loan losses	6,080	630	6,860	1,260
Net interest income after loan loss	7,020	12,892	19,367	25,269

Service charges on deposits	2,930	2,698	5,723	5,197
Mortgage banking income	232	358	625	774
Agency commission income	1,037	1,008	2,038	2,049
Fiduciary and brokerage income	198	150	336	287
Other income	862	829	2,038	2,435
Loss on extinguishment of debt	-	(126)	-	(126)
Gains (losses) on AFS investments	11	-	22	-
Total noninterest income	5,270	4,917	10,782	10,616

Salaries and employee benefits	7,307	7,303	14,963	14,554
Net occupancy expense	1,026	902	2,031	1,769
Equipment expenses	898	918	1,789	1,815
Software and processing expenses	526	360	957	704
Intangible asset amortization	121	121	242	306
Other expenses	3,582	2,961	6,832	6,241
Total noninterest expense	13,460	12,565	26,814	25,389

Net income before taxes	(1,170)	5,244	3,335	10,496
Income taxes	(707)	1,702	657	3,393
Noncontrolling interest in earnings (losses) of
subsidiaries, net of income taxes of $2, $5, $3 and $9	3	7	5	14
Net income	(466)	3,535	2,673	7,089

Weighted average shares (basic)	9,060,080	9,057,948	9,062,195	9,055,302
Weighted average shares (diluted)	9,060,080	9,116,691	9,098,024	9,110,113
Basic earnings per share	$(0.05)	$0.39	$0.30	$0.78
Diluted earnings per share	$(0.05)	$0.39	$0.29	$0.78

Return on assets (annualized)	-0.12%	0.92%	0.33%	0.93%
Return on equity (annualized)	-1.30%	10.69%	3.75%	10.93%
Efficiency ratio	71.85%	67.02%	71.08%	67.22%
Net interest margin (annualized, tax-equivalent)	3.73%	4.00%	3.69%	3.97%
Net charge-offs to average loans (annualized)	0.46%	0.30%	0.36%	0.21%
Nonaccrual loans to total loans	0.94%	0.51%	0.94%	0.51%
90 day accruing loans to total loans	0.33%	0.04%	0.33%	0.04%

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	June 30	March 31	December 31	September 30
	2008	2008	2007	2007
Per Common Share (diluted):
Net income	(0.05)	0.34	0.39	0.42
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	15.38	15.83	15.45	15.06
Closing stock price	12.55	14.50	15.80	17.55

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	139,933	165,605	169,447	164,866
Non-residential real estate	752,437	737,964	731,595	713,619
Residential real estate	210,813	211,205	223,614	221,915
Home equity loans	45,623	45,796	45,987	44,964
Consumer loans	39,501	39,478	40,860	40,374
Other loans	6,895	6,120	7,932	12,722
Total loans	1,195,202	1,206,168	1,219,435	1,198,460

Deposit Composition: (in thousands)
Noninterest-bearing deposits	187,145	187,080	191,206	186,123
NOW deposits	215,521	210,295	190,067	186,944
MMDA deposits	192,372	182,824	156,364	129,505
Savings deposits	117,645	117,532	105,924	105,819
Certificates of deposit under $100,000	273,213	289,531	301,298	287,899
Certificates of deposit $100,000 and over	274,807	299,394	289,533	292,477
Brokered certificates of deposit	7,674	26,919	28,063	26,339
Total deposits	1,268,377	1,313,575	1,262,455	1,215,106

Nonperforming Assets: (in thousands)
Nonaccrual loans	11,317	9,472	6,524	6,334
Other real estate	6,545	6,927	6,232	4,926
Total nonperforming assets	17,862	16,399	12,756	11,260
Accruing loans past due 90 days or more	4,013	5,451	1,093	1,955
Total nonaccrual loan to loans	0.94%	0.78%	0.53%	0.53%
Total nonperforming assets to loans and other real estate	1.48%	1.34%	1.04%	0.93%
Total nonperforming assets to assets ratio	1.10%	1.00%	0.77%	0.69%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	14,196	14,217	14,941	15,059
Provision for loan loss	6,080	780	630	630
Charge-offs	(1,516)	(1,041)	(1,905)	(920)
Recoveries	141	240	551	172
Ending balance	18,901	14,196	14,217	14,941

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	June 30	March 31	December 31	September 30
	2008	2008	2007	2007
Condensed Income Statements: (in thousands)

Interest income	23,405	25,281	26,414	26,045
Interest expense	10,305	12,154	12,689	12,259
Net interest income	13,100	13,127	13,725	13,786
Provision for loan losses	6,080	780	630	630
Noninterest revenues	5,270	5,512	5,273	5,431
Noninterest expenses	13,460	13,354	13,089	12,895
Net income before taxes	(1,170)	4,505	5,279	5,692
Income taxes	(707)	1,364	1,716	1,879
Noncontrolling interest	3	2	2	5
Net income	(466)	3,139	3,561	3,808

Tax-equivalent net interest income	13,464	13,475	14,039	14,084

Selected Average Balances: (in thousands)
Assets	1,621,565	1,654,951	1,625,756	1,580,780
Loans held for investment	1,193,703	1,213,122	1,200,977	1,166,820
Earning assets	1,452,877	1,481,144	1,453,458	1,417,310
Deposits	1,279,024	1,295,443	1,234,452	1,215,724
Equity	144,050	142,371	139,438	135,157

Selected Ratios:
Return on average assets (annualized)	-0.12%	0.76%	0.87%	0.96%
Return on average equity (annualized)	-1.30%	8.87%	10.13%	11.18%
Average equity to average assets	8.88%	8.60%	8.58%	8.55%
Net interest margin (annualized, tax-equivalent)	3.73%	3.66%	3.83%	3.94%
Efficiency ratio	71.85%	70.33%	67.78%	66.08%
Net charge-offs to average loans (annualized)	0.46%	0.27%	0.45%	0.25%
Nonaccrual loans to total loans	0.94%	0.78%	0.53%	0.53%
90 day accruing loans to total loans	0.33%	0.45%	0.09%	0.16%
Price to book (x)	0.82	0.92	1.02	1.17
Price to earnings (x)	N/A	10.66	10.13	10.45

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		EPS
	(in thousands)	(diluted)
2Q 2008	(466)	(0.05)
1Q 2008	3,139	0.34
4Q 2007	3,561	0.39
3Q 2007	3,808	0.42
2Q 2007	3,535	0.39
1Q 2007	3,554	0.39
4Q 2006	3,739	0.41
3Q 2006	3,665	0.40
2Q 2006	3,251	0.36
1Q 2006	3,270	0.36
4Q 2005	3,065	0.34

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent)
2Q 2008	33.4	28.13%	1.31%	61.00%
1Q 2008	33.7	29.03%	1.34%	59.68%
4Q 2007	34.3	27.31%	1.29%	61.21%
3Q 2007	35.0	27.83%	1.36%	62.58%
2Q 2007	33.4	26.23%	1.28%	61.04%
1Q 2007	33.7	29.96%	1.50%	61.88%
4Q 2006	33.5	28.03%	1.38%	62.47%
3Q 2006	34.0	28.63%	1.44%	62.98%
2Q 2006	33.1	26.31%	1.28%	61.35%
1Q 2006	33.7	26.14%	1.32%	63.64%
4Q 2005	33.8	25.39%	1.30%	62.64%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent)
2Q 2008	3.34%	71.85%
1Q 2008	3.25%	70.33%
4Q 2007	3.19%	67.78%
3Q 2007	3.24%	66.08%
2Q 2007	3.26%	67.02%
1Q 2007	3.37%	67.41%
4Q 2006	3.38%	68.48%
3Q 2006	3.28%	65.11%
2Q 2006	3.27%	66.99%
1Q 2006	3.27%	64.61%
4Q 2005	3.36%	65.70%

Contribution Margin:
(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:
Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD June 2008		QTD June 2007
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	5,627	1.96%	4,726	4.61%
Federal funds sold	6,783	2.72%	6,247	3.59%
Taxable investments (amortized cost)	182,982	5.18%	197,922	4.80%
Tax-exempt investments (amortized cost)	56,376	6.21%	45,654	6.26%
Loans held for sale	7,406	5.29%	9,786	5.59%
Loans held for investment	1,193,703	6.86%	1,122,129	7.90%
Total earning assets	1,452,877	6.58%	1,386,464	7.36%
Non-earning assets	168,688		159,594
Total average assets	1,621,565		1,546,058

NOW	211,590	1.49%	190,049	1.35%
MMDA	186,740	2.33%	136,525	2.52%
Savings	116,720	2.32%	99,997	2.75%
Certificates of Deposit	582,841	3.87%	578,631	4.62%
Short-term borrowings	17,693	2.29%	12,069	4.98%
Other borrowings	171,600	4.82%	204,199	5.12%
Total interest bearing liabilities	1,287,184	3.22%	1,221,470	3.81%
Non-interest bearing deposits	181,134		181,819
Non-interest bearing liabilities	9,197		10,133
Capital	144,050		132,636
Total average liabilities and equity	1,621,565		1,546,058
Net interest spread		3.36%		3.55%
Effect of non-interest bearing deposits		0.40%		0.49%
Effect of leverage		-0.03%		-0.04%
Net interest margin, tax-equivalent		3.73%		4.00%
Less tax equivalent adjustment:
Investments		0.09%		0.08%
Loans		0.01%		0.01%
Reported book net interest margin		3.63%		3.91%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD June 2008		YTD June 2007
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	7,760	2.72%	4,213	4.64%
Federal funds sold	8,624	3.13%	3,576	3.83%
Taxable investments (amortized cost)	185,703	5.11%	203,571	4.81%
Tax-exempt investments (amortized cost)	54,257	6.22%	46,599	6.27%
Loans held for sale	7,255	5.40%	9,254	5.41%
Loans held for investment	1,203,412	7.11%	1,112,060	7.86%
Total earning assets	1,467,011	6.77%	1,379,273	7.32%
Non-earning assets	171,247		164,228
Total average assets	1,638,258		1,543,501

NOW	207,114	1.48%	197,780	1.37%
MMDA	176,223	2.52%	131,938	2.42%
Savings	114,346	2.54%	98,478	2.69%
Certificates of Deposit	608,903	4.19%	582,546	4.60%
Short-term borrowings	12,506	2.59%	13,302	5.12%
Other borrowings	186,225	4.78%	199,183	5.13%
Total interest bearing liabilities	1,305,317	3.46%	1,223,227	3.78%
Non-interest bearing deposits	180,647		179,900
Non-interest bearing liabilities	9,083		9,558
Capital	143,211		130,816
Total average liabilities and equity	1,638,258		1,543,501
Net interest spread		3.31%		3.54%
Effect of non-interest bearing deposits		0.42%		0.48%
Effect of leverage		-0.04%		-0.05%
Net interest margin, tax-equivalent		3.69%		3.97%
Less tax equivalent adjustment:
Investments		0.08%		0.08%
Loans		0.01%		0.01%
Reported book net interest margin		3.60%		3.88%